Exhibit 10.37

CERTIFICATE
OF LIMITED PARTNERSHIP
OF
VILLAGE LAKE APARTMENTS LIMITED PARTNERSHIP

The undersigned, being desirous of forming a limited partnership pursuant to the laws of the State of Maryland, does hereby certify as follows:

ARTICLE I

The name of the limited partnership is VILLAGE LAKE APARTMENTS LIMITED PARTNERSHIP (the "Partnership").

ARTICLE II

The character of the business to be conducted by the Partnership is to acquire land in the St. Charles Communities, Charles County, Maryland (the "Land"); to construct on the Land a residential apartment project proposed to be comprised of dwelling units and related facilities and services (the "Project"); to obtain financing for the purchase of the Land and construction of the Project; to hold, own and mortgage the Land, the Project and the improvements thereon; and to manage, operate, lease, alter and improve the Land, the Project and the improvements thereon.

ARTICLE III

The location of the principal place of business of the Partnership is at 222 Smallwood Village Center, St. Charles, Maryland 20602, Kimberly H. Carroll, whose address is 222 Smallwood Village Center, St. Charles, Maryland 20602, shall be the resident agent for service of process on the Partnership.

ARTICLE IV

The name and place of residence of the General Partner are Interstate Business Corporation, 222 Smallwood Village Center, St. Charles, Maryland 20602,

ARTICLE V

The term of the Partnership shall commence on the date of the filing of this Certificate of Limited Partnership and shall continue until December 31, 2032 unless sooner terminated upon the occurrence of one or more of the following events:

(a) The death, dissolution, retirement, insanity or bankruptcy of the General Partner and the failure of the Limited Partner within ninety (90) days after such event to elect in writing to continue the business of the Partnership, and if there is no General Partner, to designate one or more persons to be a substitute General Partner or General Partners.

(b) Consent to such termination by the General Partner and the Limited Partner.

(c) The sale or taking in condemnation or by eminent domain of all or substantially all of the Project.

(d) Any event which, as a matter of law, would result in the dissolution and termination of the Partnership.

(e) December 31, 2032.

ARTICLE VI

Upon the death, dissolution, retirement, insanity or bankruptcy of the General Partner, the Partnership shall be dissolved and terminated unless within 90 days after such event the Limited Partner shall elect to continue the business of the Partnership and designate one or more persons to be a substitute General Partner or General Partners.

ARTICLE VII

The Partnership is authorized to execute a Note and Mortgage in order to secure a loan to be insured by the Secretary of Housing and Urban Development and to execute a Regulatory Agreement and other documents required by the Secretary in connection with such loan. Any incoming partner shall as a condition of receiving an interest in the Partnership property agree to be bound by the Note, Mortgage and Regulatory Agreement and other documents required in connection with the FHA-insured loan to the same extent and on the same terms as the other Partners. Upon any dissolution, no title or right to possession and control of the Project, and no right to collect the rents therefrom shall pass to any person who is not bound by the Regulatory Agreement in a manner satisfactory to the Secretary.

IN WITNESS WHEREOF, the undersigned has duly made, sworn to, signed, executed and acknowledged this Certificate of Limited Partnership this17th day of May, 1991.

WITNESS /s/ D. Dennis O'Connor	GENERAL PARTNER: INTERSTATE BUSINESS CORPORATION, a Delaware limited partnership By: /s/ Charles E. Stuart Name: Charles E. Stuart Title: Senior Vice President

COUNTY OF CHARLES)
STATE OF MARYLAND)

I hereby certify that on this 17th day of May, 1991, before the subscriber, a Notary Public in and for the State and County aforesaid personally appeared Charles E. Stuart, Senior Vice President of Interstate Business Corporation, and on behalf of said corporation did acknowledge the foregoing instrument to be the act and deed of Interstate Business Corporation.

/s/ Martha Haupt Notary Public

My Commission Expires:
2/1/93